Exhibit 99.1

MICROVISION PRICES $10.5 MILLION OFFERING OF

COMMON STOCK AND WARRANTS

REDMOND, Wash.— June 15, 2012—MicroVision, Inc. (Nasdaq: MVIS), a leader in innovative ultra-miniature laser display technology, today announced that it has priced an underwritten public offering of 4.2 million units at a price to the public of $2.50 per unit for gross proceeds of approximately $10.5 million. Each unit consists of one share of common stock and one warrant to purchase 0.5 shares of common stock at an exercise price of $2.65 per share. The shares of common stock and warrants are immediately separable and will be issued separately. The warrants are exercisable beginning one year from the date of issuance and expire on the fifth anniversary of the date of issuance. MicroVision expects to receive net proceeds, after deducting the underwriting discount of approximately $9.9 million from the offering. Oppenheimer & Co. is acting as the underwriter for the offering. The offering is expected to close on or about June 20, 2012, subject to the satisfaction of customary closing conditions. MicroVision intends to use the net proceeds of the offering for general corporate purposes.

A preliminary prospectus supplement and the prospectus relating to the proposed offering was filed with the SEC. The offering may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. When available, copies of the final prospectus supplement and the prospectus relating to the proposed offering can be obtained at the SEC’s website http://www.sec.gov or from Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, New York, NY, 10004, by telephone at (212) 667-8563, or via email at EquityProspectus@opco.com.

About MicroVision

MicroVision provides the PicoP® display technology platform designed to enable next-generation display and imaging products for consumer devices, vehicle displays and wearable displays. The company’s PicoP projection display technology uses highly efficient laser light sources which can create vivid images with high contrast and brightness. For more information, visit us on:

Website: www.microvision.com

Blog: www.microvision.com/displayground

Twitter: www.twitter.com/microvision

Facebook: www.facebook.com/MicrovisionInc

YouTube: www.youtube.com/mvisvideo

Forward-looking Statements

Certain statements contained in this release, including those relating to closing of the offering, and those statements using words such as “designed to” and “intends” are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to successfully complete the offering on terms and conditions satisfactory to us; the possible adverse impact on the market price of our shares of common stock due to the dilutive effect of the securities to be sold in the offering; capital market risks; our ability to raise additional capital when needed; our, or our customers’, failure to perform under open purchase orders; our financial and technical resources relative to those of our competitors; our ability to keep up with rapid technological change; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional contract awards; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market our products; potential product liability claims; and other risk factors identified from time to time in the company’s SEC reports, including our Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC. Except as expressly required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

Additional Information

Additional information relating to MicroVision can be found on EDGAR at www.sec.gov.

Investor and Media Relations Contact:

Tiffany Bradford

(425) 882-6629

Email: tiffany_bradford@microvision.com